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Exhibit 23.3

PricewaterhouseCoopers LLP 214 North Tryon Street Suite 3600 Charlotte, NC 28202 Telephone (704) 344-7500 Facsimile (704) 344-4100

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-141038, 333-31022, 333-40267, 333-43537, 333-43539, 333-43541, 333-43543, 333-43635, 333-67487, 333-92735 and 333-100553), and on Form S-3 (Nos. 333-121088, 333-31268, 333-85279, 333-88097 and 333-95841) of Casella Waste Systems, Inc. of our report dated March 19, 2008, relating to the financial statements of US GreenFiber, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
June 20, 2008

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Consent of Independent Registered Public Accounting Firm